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                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Consumer Portfolio Services, Inc., to be filed on or about July 20, 2006, of our report, dated February 24, 2006 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2005.

/s/ McGladrey and Pullen, LLP

Irvine, CA
July 18, 2006